EXHIBIT 23.(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 22, 2006 relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 24, 2006